                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                                 CMP MEDIA INC.


                                   ARTICLE ONE
                                      NAME

                  The name of the corporation is CMP Media Inc. The corporation is referred to herein as the "Corporation."


                                   ARTICLE TWO
                                REGISTERED OFFICE

                  The address of the Corporation's registered office in the State of Delaware is 1013 Center Road in the City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE THREE
                                     PURPOSE

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR
                                CAPITAL STRUCTURE

                  The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 300,000 shares, which shall be classified into three classes of capital stock, as follows:

                  100,000 shares of Class A Common Stock, par value $0.10 per share (the "Class A Common Stock");

                  100,000 shares of Class B Common Stock, par value $0.10 per shares (the "Class B Common Stock"); and


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
                  100,000 shares of Class C Common Stock, par value $0.10 per shares (the "Class C Common Stock").

                  The Class A Common Stock, the Class B Common Stock, and the Class C Common Stock collectively are sometimes referred to as the "Common Stock."


                                  ARTICLE FIVE
                                  COMMON STOCK

                  5.1 Identical Rights. Except as otherwise set forth in this ARTICLE FIVE or as otherwise required by law, the rights and privileges of each class of the Common Stock shall be identical in all respects, including without limitation the right to participate ratably in dividends and liquidation distributions and the right of the members of a class of Common Stock to participate ratably in offers by the Corporation to repurchase shares of Common Stock that are directed to all of the holders of any other class of the Common Stock.

                  5.2  Voting Rights

                  (a) Class A. Common Stock. Except as otherwise required by law, each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one (1) vote for each share of such stock held by such holder.

                  (b) Class B. Common Stock. Except as otherwise required by law, each outstanding share of Class B Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to ten (10) vote for each share of such stock held by such holder.

                  (c) Class C. Common Stock. Except as otherwise required by law, each outstanding share of Class C Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class C Common Stock shall be included in determining the number of shares voting or entitled to vote on any such matter.

                  (d) All Classes to Vote As A Single Class. Except as otherwise required by law, the holders of the Common Stock entitled to vote on any matters shall vote together as a single class on all such matters. The stockholders of the Corporation shall not be entitled to circulate their votes in any election of the directors of the Corporation.

                  5.3 Dividends. The Board of Directors of the Corporation may cause dividends to paid to holders of shares of Common Stock out of funds legally available for the


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payment of dividends. Any dividends or distribution on the Common Stock shall be payable on shares of Class A Common Stock, Class B Common Stock and Class C Common Stock share and share alike; provided that in the case of dividends payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid.

                  5.4 Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payments of the debts and other liabilities of the Corporation, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holder of Class A Common Stock, the holders of Class B Common Stock and the holders of Class C Common Stock share and share alike. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or part of the assets of the Corporation (which shall not fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section 5.4.

                  5.5 Preemptive Rights. No stockholder of the Corporation shall, by reason of holding any equity or voting shares of any class of Common Stock, have any preemptive or preferential right to purchase or subscribe to any shares of any class of Common Stock, now or hereafter to be authorized, or any shares or other securities convertible into or carrying rights or options to purchase any shares of any class of Common Stock, now or hereafter to be authorized, whether or not the issuance of any such shares or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors of the Corporation in its discretion may fix; and the Board of Directors may issue shares of any class of Common Stock or other securities convertible into or carrying rights or options to purchase any shares of any class of the Corporation, without offering any such shares or securities, either in whole or in part, to the existing stockholders of any class of Common Stock.

                  5.6 Conversion Rights.

                  (a) Voluntary Conversion. Each and every shares of Class B Common Stock is convertible into Class A Common Stock at any time at the option of the holder thereof. Such conversion shall be a share-for-share basis, one share of Class A Common Stock for each share of Class B Common Stock so converted.

                  (b) Automatic Conversion. Each share of Class B Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common stock


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upon its sale, assignment, gift or other transfer to a party or entitle other than a Permitted Transferee. For purposes of this Section 5.6(b), a "Permitted Transferee" of a holder a Class B Common Stock (a "Class B Stockholder") shall be (i) any of Gerard G. Leeds, Liselotte J. Leeds and any lineal descendant (including any adopted child) thereof (each a "Leeds Family Member" and collectively the "Leeds Family Members"); (ii) any trust established and maintained principally for the benefit of one or more Leeds Family Members and where one or more Leeds Family Members has a general or special testamentary power of appointment or general or special non-testamentary power of appointment limited to any Permitted Transferee or Permitted Transferees thereof; or (iii) any corporation, partnership or other business entity where (A) the majority of the board of directors of other managing body are comprised of Leeds Family Members and/or any Permitted Transferee or Permitted Transferees, or (B) all the beneficial ownership, or ownership of equity securities of such business entity representing voting control over such entity, is held by Leeds Family Members and/or any Permitted Transferee or Permitted Transferees thereof; provided, however, that if the Class B Stockholder who made such transfer, and all Permitted Transferees thereof, cease, for whatever reason, to hold all of the beneficial ownership, or ownership of equity securities representing voting control, of such corporation, partnership or other business entity, then any and all shares of Class B Common Stock owned by such corporation, partnership or other business entity shall be converted automatically, without further action by or on behalf of any person, into shares of Class A Common Stock as provided by Section 5.6(b) above and such corporation, partnership or other business entity shall no longer be a Class B Stockholder.

                  Notwithstanding anything to the contrary set forth herein, any Class B Stockholder may pledge his shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the even to foreclosure or other similar action by the pledgee (other than a pledgee who is a Permitted Transferee), such pledged shares of Class B Common Stock shall be converted automatically, without further action by or on behalf of any person, into shares of Class A Common Stock, as provide in this Section 5.6(b) upon such foreclosure; provided, however, that if within ten business days after such foreclosure or similar event such converted shares are returned to the pledgor or transferred to a Permitted Transferee of the pledgor, such shares shall be converted automatically, without any act or deed on the part of the Corporation or any other person, into the same number of shares of Class B Common Stock.

                  Notwithstanding anything to the contrary set forth herein, the foregoing automatic conversion provisions of this Section 5.6(b) shall not be applicable to any transfer of shares of Class B Common Stock by operation of law upon incompetence, death, dissolution or bankruptcy of any Class B Stockholder to an executor, guardian or trustee, respectively, of such Class B Stockholder as long as the beneficial ownership of such shares continues to be held by one or more Leeds Family Members or Permitted Transferees thereof.


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                  (c) Conversion Procedure

                           (1) Each conversion of shares of Class B Common Stock
into shares of Class A Common Stock shall be effected by the surrender of the certificate of certifies representing the shares to be converted (hereinafter called the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to converted the Converting Shares, or a stated number of the shares of Class B Common Stock represented by such certificates, into an equal number of shares of Class A Common Stock (hereinafter called the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation will issue ad deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which may contain such legends as appropriate) representing any shares of Class B Common Stock which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted.

                           (2) In the event of the automatic conversion of
shares of Class B Common Stock into shares of Class A Common Stock, the holder of such shares shall surrender the certificate or certificates representing the Converting Shares in accordance with, and the parties to the transfer and the Corporation shall otherwise comply with, the procedures set forth in Section 5.6(c)(1) hereof; provided, however, that, notwithstanding that any certificate for Converting Shares shall not have been surrendered for cancellation, all such Converting Shares shall no longer be deemed outstanding on and after the effective date of conversion as set forth in Section 5.6(a) or 5.6(b), as the case may be, and all rights with respect to such Converting Shares shall forthwith on the effective date of such transfer cease and terminate, except only the right of the holder or holders thereof to receive the same number of shares of Converted Shares on the conversion thereof.

                           (3) Upon the issuance of shares in accordance with
this Section 5.6(c), such shares shall be deemed to be duly authorized, validly issued, fully paid and nonassessable.

                  (d) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized an unissued shares of Class A Common Stock, for the purpose of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-


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
assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of shares of Class A Common Stock issued and issuable after such action upon conversion of the shares of Class B Common Stock would exceed the total number of shares of Class A Common Stock then authorized by the Corporation's Certificate of Incorporation, as the same may have been amended or restated.

                  (e) No Dividends. If a share of Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on Class B Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof hereunder or the Corporation's default in payment of the dividend due on such date.

                  5.7 Change in Class. No shares of any class of Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the shares of the other classes of Common Stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and the same manner.

                  5.8 Mergers and Consolidations. In the event of a merger, consolidation or other business combination of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), or in the event of the dissolution of the Corporation, provision shall be made so that the holders of each class of Common Stock will be entitled to receive the same amount and form of consideration per shares as the per share consideration, if any, received by holders of the other classes of Common Stock in such merger, consolidation, combination or dissolution; provided, however, that in connection with any such merger, consolidation or business combination in which shares of capital stock are distributed, such shares may differ as to voting rights to the extent and only tot he extent that the voting rights of the Class A Common Stock, Class B Common Stock and Class C Common Stock differ as provided herein; and provided further, however, that if such shares differ as to voting rights, the shares having superior voting rights shall be subject to conversion provisions that are no more or less favorable to the holders of such shares than those provided in ARTICLE FIVE hereof with respect to the Class B Common Stock.


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
                                   ARTICLE SIX
                               PERPETUAL EXISTENCE

                  The Corporation shall have perpetual existence.


                                  ARTICLE SEVEN
                               BOARD OF DIRECTORS

                  7.1 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal-by-laws of the Corporation, but the stockholders may adopt additional by-laws and may amend or repeal any by-law whether adopted by them or otherwise.

                  7.2 Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

                  7.3 Any director or the entire Board of Directors may be removed, with or without cause, by the vote of the holders of shares of capital stock then entitled to cast a majority of the votes with respect to the election of directors.

                  7.4 The Corporation shall have the power to indemnity its officers, directors, employees and agents, and such other persons as may be designated by the Board of Directors of the Corporation or as may be provided in its by-laws, to the full extent permitted by the laws of the State of Delaware. The directors and officers of the Corporation shall be entitled to such rights of indemnification and advancement of expenses, including attorneys' fees, in the defense of any action or proceeding or threatened action or proceeding in which a director or officer is or may be made a party as the Board of Directors may by resolutions prescribe.

                  7.5 A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty the Corporation or its stockholders, (b) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SEVEN by the stockholders of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


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
                                  ARTICLE EIGHT
                                   AMENDMENTS

                  The Corporation reserves the right at any time and from time tot time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including provisions as may hereafter be added or inserted in this Certificate of Incorporation as authorized by the laws of the State of Delaware) in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate or Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article EIGHT.


                                  ARTICLE NINE
                              CONSTRUCTION OF TERMS

                  The objects, purposes and powers specified in any clause or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

                  IN WITNESS WHEREOF, this Certificate of Incorporation, having been duly adopted in accordance with Section 102 of the Delaware General Corporation Law, has been signed under the seal of this Corporation as for this 24th day of May, 1996.


                                              INCORPORATOR;


                                              By:  /s/  ROBERT D. MARAFIOTI
                                                   ------------------------

                              Certificate of Merger
                                    MERGING
                             CMP PUBLICATIONS, INC.
                                      INTO
                                 CMP MEDIA INC.

         Pursuant to Section 251(f) and 252 of the Delaware General Corporation Law, the undersigned do hereby certify as follows:

         FIRST:   The name and state of incorporation of each of the constituent corporations is:

Name                       Type of Entity                     State of Domicil

CMP Media Inc.             Corporation                        Delaware

CMP Publications, Inc.     Corporation                        New York

         SECOND: the Agreement and plan of Merger attached hereto as Exhibit A has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Sections 251(f) and 52 of the Delaware General Corporation Law and Section 907 of the New York Business Corporation Law.

                  a. The Agreement and Plan of Merger was duly adopted and approved by the Board of Directors of CMP Media Inc. on May 29, 1996.

                  b. There are no shares of capital stock of CMP Media Inc. issued and outstanding.

                  c. The Agreement and Plan of Merger was duly adopted and approved by the Board of Directors of CMP Publications, Inc. on May 10, 1996. Unanimous written consent of the stockholders of CMP Publications, Inc. was also given on May 10, 1996.

                  d. The authorized capital stock of CMP Publications, Inc. consists of 200,000 shares of common stock at a par value of $.10 each, 100,000 shares of which are shares of Class A Stock and 100,000 of which are shares of Class B Stock. The issued and outstanding capital stock of CMP Publications Inc. entitled to vote consists of 52,118 shares of Class A Stock. The holder of all 52, 118 shares of capital stock of CMP Publications, Inc. that were entitled to vote approved the Agreement and Plan of Merger.



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
         THIRD: The surviving corporation is CMP Media Inc. (the "Surviving Corporation").

         FOURTH: The Certificate of Incorporation and the Bylaws of the Surviving Corporation shall be in the form of the existing Certificate of Incorporation and Bylaws of CMP Media Inc. No amendments or changes are being made to the Certificate of Incorporation of the Surviving Corporation.

         FIFTH: The executed original of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 600 Community Drive, Manhasset, NY 11030

         SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: The merger shall be effective as of May 31, 1996.


         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Ownership and Merger as of the 29th day of May, 1996.


CMP MEDIA INC.                                    CMP PUBLICATIONS, INC.


By:  /s/ DANIEL H. LEEDS                          By:  /s/ DANIEL H. LEEDS
     -------------------                               -------------------
         Daniel H. Leeds                                   Daniel H. Leeds
         Vice President                                    Vice President

By:  /s/ ROBERT D. MARAFIOTI                      By:  /s/ ROBERT D. MARAFIOTI
     -----------------------                           -----------------------
         Robert D. Marafioti                               Robert D. Marafioti
         Assistant Secretary                               Assistant Secretary

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER
                                     MERGING
                             CMP PUBLICATIONS, INC.
                                  WITH AND INTO
                                 CMP MEDIA INC.

         AGREEMENT AND PLAN OF MERGER, dated as of May 29, 1996, by and among CMP Publications, Inc., a New York corporation, and CMP Media, Inc., a Delaware corporation. Pursuant to Section 907 of the New York Business Corporation Law and Sections 251(f) and 252 of the Delaware General Corporation Law, the parties agree that CMP Publications, Inc. shall merge with and into CMP Media Inc. (the "Merger") according to the terms set forth below:

FIRST: The name of the disappearing corporation is CMP Publications, Inc. (the "Disappearing Corporation"). It shall be merged with and into CMP Media Inc., with CMP Media Inc. being the surviving corporation ("Surviving Corporation").

SECOND: There are no shares of capital stock of CMP Media INC. issued and outstanding. There are 52,118 shares of common stock of CMP Publications, Inc. issued and outstanding of record.

THIRD: The Merger shall be effective as of the close of business of May 31, 1996 (the "Effective Time"). Upon the Merger, the corporate existence of CMP Media INC., with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and the corporate identity and existence of CMP Publications, INC., with all its purposes, powers and objects shall be merged with and into CMP Media, and CMP Media Inc., as the corporation surviving the Merger, shall be fully vested therewith. The separate existence and corporate organization of CMP Publications, Inc. shall cease as of the Effective Time.

FOURTH: As of the Effective Time, the issued and outstanding shares of the capital stock of CMP Media Inc. and CMP Publications, Inc. shall become and be converted into shares of stock of the Surviving Corporation or be canceled as follows: the 52,118 shares of CMP Publications, Inc. Class A Common Stock which are outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the holder thereof, be and become 52,118 shares of Class B Common
         Stock of the Surviving Corporation. At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities, powers, and purposes, of each of CMP Media Inc. and CMP Publications, Inc.; all the property, real and personal, shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of CMP Media Inc. and CMP Publications, Inc.

FIFTH: As of the Effective Time, the Certificate of Incorporation and the Bylaws of the Surviving Corporation shall be the Certificate of Incorporation and the Bylaws of CMP Media Inc.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its duly authorized officers, as of the day and year first written above.

                                 CMP MEDIA INC.


                                 By:  /s/ MICHAEL S. LEEDS
                                      -----------------------
                                          Michael S. Leeds
                                          President


                                 By:  /s/ ROBERT D. MARAFIOTI
                                      -----------------------
                                          Robert D. Marafioti
                                          Assistant Secretary


                                 CMP PUBLICATIONS, INC.


                                 By:  /s/ MICHAEL S. LEEDS
                                      -----------------------
                                          Michael S. Leeds
                                          President


                                 By:  /s/ ROBERT D. MARAFIOTI
                                      -----------------------
                                          Robert D. Marafioti
                                          Assistant Secretary

                      CERTIFICATION OF ASSISTANT SECRETARY
                                       OF
                                 CMP MEDIA INC.

         Pursuant to Section 228, 251(f) and 252 of the Delaware General Corporation Law, the undersigned, Robert D. Marafioti, Assistant Secretary of CMP MEDIA INC., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST: The Agreement and Plan of Merger to which this certificate is attached was duly adopted and approved by the Board of Directors of said CMP MEDIA INC. by written consent dated May 29, 1996.

SECOND: There were no shares of capital stock of CMP MEDIA INC. issued and outstanding prior to the adoption of the resolutions approving the Agreement and Plan of Merger by the Board of Directors of said CMP MEDIA INC.


         IN WITNESS WHEREOF, the undersigned has executed this Certification of Assistant Secretary as of the 29th day of May, 1996.

                                               CMP MEDIA INC.


                                               By:  /s/ ROBERT D. MARAFIOTI
                                                    -----------------------
                                                        Robert D. Marafioti
                                                        Assistant Secretary

                              Certificate of Merger
                            RELATING TO THE MERGER OF
                            CMP COMMUNICATIONS CORP.
                                      INTO
                                 CMP MEDIA INC.

         Pursuant to Section 251(c) of the General Corporation Law of State of Delaware, the undersigned do hereby certify as follows:

         FIRST:   The name and state of incorporation of each of the constituent corporations is:

NAME                                TYPE OF ENTITY             STATE OF DOMICIL

CMP Media Inc.                      Corporation                Delaware

CMP Communications Corp.            Corporation                New York

         SECOND: the Agreement and plan of Merger merging CMP Communications Corp with and into CMP Media Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Sections 251(c) of the General Corporation Law of the State of Delaware.

         THIRD: The surviving corporation is CMP Media Inc. (the "Surviving Corporation").

         FOURTH: The Certificate of Incorporation and the Bylaws of the Surviving Corporation shall be in the form of the existing Certificate of Incorporation and Bylaws of CMP Media Inc. No amendments or changes are being made to the Certificate of Incorporation of the Surviving Corporation.

         FIFTH: The executed original of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 600 Community Drive, Manhasset, NY 11030

         SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Ownership and Merger as of the 21st day of October, 1996.

CMP MEDIA INC.


By:  /s/ DANIEL H. LEEDS
     ------------------------
         Daniel H. Leeds
         Vice President

By:  /s/ ROBERT D. MARAFIOTI
     ------------------------
         Robert D. Marafioti
         Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 CMP MEDIA INC.

Pursuant to Section 242 of the Delaware General Corporation Law, CMP Media Inc.,, a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Company"), does hereby certify as follows:

         1. The Board of Directors of the Company, by unanimous written consent pursuant to Section 14(f) of the Delaware Corporation Law, duly adopted resolutions proposing and declaring advisable an amendment to the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock of the Company and directing that said amendment by submitted to the stockholders of the Company for consideration and approval thereof. The resolutions setting forth the proposed amendment are as follows:

         RESOLVED, that in order to effectuate an increase in the authorized number of shares of Common Stock of the Company, the Certificate of Incorporation of the Company be amended by striking out Article Four thereof and substituting in lieu of such Article Four the following new
         Article:

                                  ARTICLE FOUR
                                CAPITAL STRUCTURE

                  The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 3,000,000 shares, which shall be classified into three classes of common stock as follows:

                  1,000,000 shares of Class A Common Stock, par value $0.10 per share (the "Class A Common Stock");

                  1,000,000 shares of Class B Common Stock, par value $0.10 per share (the "Class B Common Stock"); and

                  1,000,000 shares of Class C Common Stock, par value $0.10 per share (the "Class C Common Stock").

                  The Class A Common Stock, the Class B Common Stock, and the Class C Common Stock collectively are sometimes referred to as the "Common Stock."

         2. Thereafter, all the stockholders of the Company waived all notice of the time, place and purposes of a meeting of the stockholders o the Company and gave their unanimous written consent to said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and such unanimous written consent was filed with the Secretary of the Company.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         4. The aforesaid amendment to the Company's Certificate of Incorporation shall be effective as of the effective date of the filing of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware.

         5. The capital of the Company will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, CMP Media Inc. has caused this Certificate to be executed by Michael S. Leeds, its President, as of the 31st day of January, 1997.

                                   By: /s/ MICHAEL S. LEEDS
                                       --------------------
                                           Michael S. Leeds
                                           President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 CMP MEDIA INC.

         Pursuant to Section 242 of the Delaware General Corporation Law, CMP Media Inc., a corporation organized and existing by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. The Board of Directors and the stockholders of the Corporation, duly adopted resolutions proposing and declaring advisable an amendment to the Corporation's Certificate of Incorporation (set forth in paragraph 2 below) to provide for the conversion of shares of the Corporation's Class C Common Stock into shares of other classes of the Corporation's Common Stock under certain circumstances.

         2. The Corporation's Certificate of Incorporation is hereby amended by striking out Article Five thereof in its entirety and by substituting in lieu of such Article Five the following new Article:


                  5.1 Identical Rights. Except as otherwise set forth in this ARTICLE FIVE or as otherwise required by law, the rights and privileges of each class of the Common Stock shall be identical in all respects, including without limitation the right to participate ratably in dividends and liquidation distributions and the right of the members of a class of Common Stock to participate ratably in offers by the Corporation to repurchase shares of Common Stock that are directed to all of the holders of any other class of the Common Stock.

                  5.2  Voting Rights

                  (a) Class A. Common Stock. Except as otherwise required by law, each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one (1) vote for each share of such stock held by such holder.

                  (b) Class B. Common Stock. Except as otherwise required by law, each outstanding share of Class B Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class B Common Stock shall be entitled to ten (10) votes for each share of such stock held by such holder.

                  (c) Class C Common Stock. Except as otherwise required by
                      ---------------------
         law, each outstanding share of Class C Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote and shares of Class C
         Common Stock shall not be included in determining the number of shares voting or entitled to vote on any matter.

                  (d) All Classes To Vote As A Single Class. Except as
                      --------------------------------------
         otherwise required by law, the holders of the Common Stock entitled to vote on any matter shall vote together as a single class on all such matters. The stockholders of the Corporation shall not be entitled to cumulate their votes in any election of the directors of the Corporation or with respect to any other matter.

                  5.3 Dividends. The Board of Directors of the Corporation may
                      ----------
         cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution on the Common Stock shall be payable on shares of Class A Common Stock, Class B Common Stock and Class C Common Stock share and share alike; provided that in the case of dividends payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, either Class C Common Stock (if so determined by the Board of Directors) or Common Stock of the same class upon which the dividend or distribution is being paid.

                   5.4 Liquidation Rights. In the event of any dissolution,
                       -------------------
         liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of Class A Common Stock, the holders of Class B Common Stock and the holders of Class C Common Stock share and share alike. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section 5.4

                  5.5 Preemptive Rights. No stockholder of the Corporation shall, by reason of holding any equity or voting shares of any class of Common Stock, have any preemptive or preferential right to purchase or subscribe to any shares of any class of Common Stock, now or hereafter to be authorized, or any shares or other securities convertible into or carrying rights or options to purchase any shares of any class of Common Stock, now or hereafter to be authorized, whether or not the issuance of any such shares or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors of the Corporation in its discretion may fix; and the Board of Directors may issue shares of any class of Common Stock or other securities convertible into or carrying rights or options to purchase any shares of any class of the Corporation, without offering any such shares or securities, either in whole or in part, to the existing stockholders of any class of Common Stock.

                  5.6 Conversion Rights.

                  (a) Class B Voluntary Conversion. Each and every shares of Class B Common Stock is convertible into Class A Common Stock at any time at the option of the holder thereof. Such conversion shall be a share-for-share basis, one share of Class A Common Stock for each share of Class B Common Stock so converted.

                  (b) Class B Automatic Conversion. Each share of Class B Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common stock upon its sale, assignment, gift or other transfer to a party or entitle other than a Permitted Transferee. For purposes of this Section 5.6(b), a "Permitted Transferee" of a holder a Class B Common Stock (a "Class B Stockholder") shall be (i) any of Gerard G. Leeds, Liselotte J. Leeds, Michael S. Leeds, Richard A. Leeds, Daniel H. Leeds, Greg Joblin-Leeds, Jennifer Leeds-Lukehart and any lineal descendant (including any adopted child) thereof (each a "Leeds Family Member" and collectively the "Leeds Family Members"); (ii) any trust established and maintained principally for the benefit of one or more Leeds Family Members and where one or more Leeds Family Members has a general or special testamentary power of appointment or general or special non-testamentary power of appointment limited to any Permitted Transferee or Permitted Transferees thereof; or (iii) any corporation, partnership or other business entity where (A) the majority of the board of directors of other managing body are comprised of Leeds Family Members and/or any Permitted Transferee or Permitted Transferees, or
         (B) all the beneficial ownership, or ownership of equity securities of such business entity representing voting control over such entity, is held by Leeds Family Members and/or any Permitted Transferee or Permitted Transferees thereof; provided, however, that if the Class B Stockholder who made such transfer, and all Permitted Transferees thereof, cease, for whatever reason, to hold all of the beneficial ownership, or ownership of equity securities representing voting control, of such corporation, partnership or other business entity, then any and all shares of Class B Common Stock owned by such corporation, partnership or other business entity shall be converted automatically, without further action by or on behalf of any person, into shares of Class A Common Stock as provided by Section 5.6(b) above and such corporation, partnership or other business entity shall no longer be a Class B Stockholder.

                  Notwithstanding anything to the contrary set forth herein, any Class B Stockholder may pledge his shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the even to foreclosure or other similar action by the pledgee (other than a pledgee who is a Permitted Transferee), such pledged shares of Class B Common Stock shall be converted automatically, without further action by or on behalf of any person, into shares o Class A Common Stock, as provide in this Section 5.6(b) upon such foreclosure; provided, however, that if within ten business days after such foreclosure or similar event such converted shares are returned to the pledgor or transferred to a Permitted Transferee of the pledgor, such shares shall be converted automatically, without any act or deed on the part of the Corporation or any other person, into the same number of shares of Class B Common Stock.

                  Notwithstanding anything to the contrary set forth herein, the foregoing automatic conversion provisions of this Section 5.6(b) shall not be applicable to any transfer of shares of Class B Common Stock by operation of law upon incompetence, death, dissolution or bankruptcy of any Class B Stockholder to an executor, guardian or trustee, respectively, of such Class B Stockholder as long as the beneficial ownership of such shares continues to be held by one or more Leeds Family Members or Permitted Transferees thereof.

                  (c) Class C Conversion. Shares of Class C Common Stock generally shall not be convertible into any other shares of capital stock of the Corporation; provided, however, that the Corporation's Board of Directors shall have the authority to designate any shares of Class C Common Stock previously or hereafter issued as a dividend payable with respect to any other shares of the Company's Common Stock as being shares that may be automatically converted without further action on the part of any stockholder, upon consummation of a firm commitment underwritten initial public offering of the Corporation's Class A Common Stock (an "IPO"), into an equal number of shares of the class of Common Stock upon which such Class C Common Stock shares were declared as dividends (the "Underlying Common Stock"); provided, however, that if, subsequent to the declaration of a stock dividend of shares of convertible Class C

         Common Stock, any shares of the Underlying Common Stock are converted into a different class of Common Stock, upon the consummation of an IPO the shares of Class C Common Stock issued as a dividend payable with respect to such converted shares of Underlying Common Stock shall be converted into an equal number of shares of the same class of such shares of the Underlying Common Stock as so converted.

                           (2) In the event of the automatic conversion of shares of Class B Common Stock or Class C Stock into shares of Class A Common Stock or Class B Common Stock, as the case may be, the holder of such shares shall surrender the certificate or certificates representing the Converting Shares in accordance with, and the parties to the transfer and the Corporation shall otherwise comply with, the procedures set forth in Section 5.6(d)(1) hereof; provided, however, that, notwithstanding that any certificate for Converting Shares shall not have been surrendered for cancellation, all such Converting Shares shall no longer be deemed outstanding on and after the effective date of conversion as set forth in Section 5.6(a) or 5.6(b), as the case may be, and all rights with respect to such Converting Shares shall forthwith on the effective date of such transfer cease and terminate, except only the right of the holder or holders thereof to receive the same number of shares of Converted Shares on the conversion thereof.

                           (3) Upon the issuance of shares in accordance with this Section 5.6(c), such shares shall be deemed to be duly authorized, validly issued, fully paid and nonassessable.

                  (e) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized an unissued shares of Class A Common Stock, for the purpose of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of shares of Class A Common Stock issued and issuable after such action upon conversion of the shares of Class B Common Stock would exceed the total number of shares of Class A Common Stock then authorized by the Corporation's Certificate of Incorporation, as the same may have been amended or restated.

                  (f) No Dividends. If a share of Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on Class B Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof hereunder or the Corporation's default in payment of the dividend due on such date.

                  5.7 Change in Class. No shares of any class of Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the shares of the other classes of Common Stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and the same manner.

                  5.8 Mergers and Consolidations. In the event of a merger, consolidation or other business combination of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), or in the event of the dissolution of the Corporation, provision shall be made so that the holders of each class of Common Stock will be entitled to receive the same amount and form of consideration per shares as the per share consideration, if any, received by holders of the other classes of Common Stock in such merger, consolidation, combination or dissolution; provided, however, that in connection with any such merger, consolidation or business combination in which shares of capital stock are distributed, such shares may differ as to voting rights to the extent and only tot he extent that the voting rights of the Class A Common Stock, Class B Common Stock and Class C Common Stock differ as provided herein; and provided further, however, that if such shares differ as to voting rights, the shares having superior voting rights shall be subject to conversion provisions that are no more or less favorable to the holders of such shares than those provided in ARTICLE FIVE hereof with respect to the Class B Common Stock.

         3. The aforesaid amendment to the Company's Certificate of Incorporation shall be effective as of the effective date of the filing of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware.

         4. The capital of the Company will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, CMP Media Inc. has caused this Certificate to be executed by Michael S. Leeds, its President and CEO, as of February 26, 1997.

                                   By: /s/ MICHAEL S. LEEDS
                                       --------------------
                                           Michael S. Leeds
                                           President

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                CMP MEDIA INC.


         Pursuant to Section 242 of the Delaware General Corporation Law, CMP Media Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Company"), does hereby certify as follows:

         1. The Board of Directors of the Company, by unanimous written consent pursuant to Section 141(f) of the Delaware Corporation Law, duly adopted resolutions proposing and declaring advisable an amendment to the Certificate of Incorporation of the Company to increase the authorized number of shares of Common stock of the Company and directing that said amendment be submitted to the stockholders of the Company for consideration and approval thereof. The resolutions setting forth the proposed amendment are as follows:

                  RESOLVED, that in order to effectuate an increase in the authorized number of shares of Common Stock of the Company, the Certificate of Incorporation of the Company be amended by striking out Article Four thereof and substituting in lieu of such Article Four the following new Article:

                                  ARTICLE FOUR
                                CAPITAL STRUCTURE

         The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 3,000,000 shares, which shall be classified into three classes of common stock, as follows:

                  1,000,000 shares of Class A Common Stock, par value $0.10 per share (the "Class A Common Stock");

                  1,000,000 shares of Class B Common Stock, par value $0.10 per share (the "Class B Common Stock");

                  1,000,000 shares of Class C Common Stock, par value $0.10 per share (the "Class C Common Stock");

                           The Class A Common Stock, the Class B Common Stock,
                  and the Class C Common Stock collectively are sometimes referred to as the "Common Stock".

         2. Thereafter, all the stockholders of the Company waived all notice of the time, place and purposes of a meeting of the stockholders of the Company and gave their unanimous written consent to said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and such unanimous written consent was filed with the Secretary of the Company.

         3. The amendment of the Certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         4. The aforesaid amendment to the Company's Certificate of Incorporation shall be effective as of the effective date of the filing of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of the State of Delaware.

         5. The capital of the company will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, CMP Media Inc. has caused this Certificate to be executed by Michael S. Leeds, its President, as of the 31st day of January, 1997.

                                   CMP MEDIA INC.



                                   By: /s/ MICHAEL LEEDS
                                       -------------------------------
                                           Michael Leeds
                                           President